EXHIBIT 4.3

[FORM OF NOTE]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PETROBRAS INTERNATIONAL FINANCE COMPANY

9 1/8% SENIOR NOTES DUE 2007

GLOBAL REGISTERED NOTE

No.
CUSIP: 71646FAD9
ISIN No.: US71646FAD96
Common Code:

Principal Amount: U.S.$[                        ]
Initial Issuance Date: [            ], 2002

This Note is one of a duly authorized issue of Notes of Petrobras International Finance Company, a limited company organized under the laws of the Cayman Islands (the “Issuer”), designated as its 9 1/8% Senior Notes Due 2007 (the “Notes”), issued in an initial aggregate principal amount of U.S.$500,000,000 under an amended and restated indenture (as amended and supplemented from time to time, the “Indenture”) originally dated as of February 4, 2002 and amended and restated on February 28, 2002, between the Issuer and The Bank of New York, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to the Cede & Co. or its registered assigns, as nominee of the Depositary Trust Company (“DTC”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified above in U.S. dollars on February 1, 2007 (or earlier as hereinafter referred to) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below; provided, however, if the Issuer and the Standby Purchaser have provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture.

The Issuer promises to pay interest on the outstanding principal amount hereof from the Initial Issuance Date, or from the most recent Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing August 1, 2002, (each an “Interest Payment Date”), at a rate equal to 9 1/8% per annum. Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date for such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Note Register. In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in denominations of U.S.$1,000 and integral multiplies thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS INTERNATIONAL FINANCE COMPANY

By

Name:
Title:

WITNESSES:

1.

Name:

2.

Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

Date:[            ], 2002
ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of assignee)

(Please print or type name and address, including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint                          Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)